Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of DoubleLine Funds Trust of our report dated May 22, 2023, relating to the financial statements and financial highlights, which appears in DoubleLine Total Return Bond Fund, DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed Income Fund, DoubleLine Low Duration Bond Fund, DoubleLine Floating Rate Fund, DoubleLine Flexible Income Fund, DoubleLine Low Duration Emerging Markets Fixed Income Fund, DoubleLine Long Duration Total Return Bond Fund, DoubleLine Global Bond Fund, DoubleLine Infrastructure Income Fund, DoubleLine Multi-Asset Growth Fund, DoubleLine Strategic Commodity Fund, DoubleLine Shiller Enhanced CAPE®, DoubleLine Shiller Enhanced International CAPE®, DoubleLine Real Estate and Income Fund, DoubleLine Emerging Markets Local Currency Bond Fund, DoubleLine Income Fund, and DoubleLine Multi-Asset Trend Fund’s Annual Report on Form N-CSR for the year ended March 31, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Information” and “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Los Angeles, California
July 24, 2023